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                                                                EXHIBIT  3.36

                            ARTICLE OF INCORPORATION

                                       OF

                          Biltmore Surgery Center, Inc.
          ------------------------------------------------------------
                       (An Arizona Business Corporation*)

      1.    Name.

            The name of the Corporation is Biltmore Surgery Center, Inc.

      2.    Purpose

            The purpose for which this Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of Arizona, as they may be amended from time to time.

      3.    Initial Business.

            The Corporation initially intends to conduct the business of

            Health Care Services
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      4.    Authorized Capital.

            The Corporation shall have authority to issue 1000 shares of Common Stock.

      5.    Known Place of Business. (in Arizona)

            The street address of the known place of business of the Corporation is:

                        1800 East Van Buren
                        ---------------------------------
                        Phoenix, Arizona 85006
                        ---------------------------------

                        ---------------------------------

*Incorporated under and subject to Articles 1 through 17 of Title 10, Arizona Revised Statutes, eff. 1/1/96.
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      6.    Statutory Agents. (In Arizona)

            The name and address of the statutory agent of the Corporation is:

                        CT Corporation System
                        ---------------------------------
                        3225 North Central Avenue
                        ---------------------------------
                        Phoenix, AZ  85012
                        ---------------------------------

                        ---------------------------------

      7.    Board of Directors. (Minimum of one.)

            The initial board of directors shall consist of 3 director(s). The name(s) and address(es) of the person(s) who is(are) to serve as the director(s) until the first annual meeting of shareholders or until his (her) (their) successor(s) is(are) elected and qualifies is(are):

William L. Hough                        Keith B. Pitts
-------------------------------------   ----------------------------------------
3401 West End Ave.  Ste 700             3401 West End Avenue  Ste 700
-------------------------------------   ----------------------------------------
Nashville, TN 37203                     Nashville, TN 37203
-------------------------------------   ----------------------------------------

Kenneth K. Westbrook
-------------------------------------   ----------------------------------------
3401 West End Ave.  Ste 700
-------------------------------------   ----------------------------------------
Nashville, TN 37203
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            The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.

      8.    Officers.

            The initial officer(s) of the Corporation who shall serve at the pleasure of the board of directors is (are):

William L. Hough, President             Ronald P. Soltman, Secretary
----------------                        -----------------

Keith B. Pitts, Vice President          Russell F. Tonnies, Treasurer
-------------- ---------------          ------------------ ----------
                   (Title)                                  (Title)
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      9.    Incorporators. (Minimum of one.)

            The name(s) and address(es) of the incorporators is (are):

      Gail H. McKinnon                  Karen H. Abbott
      -------------------------------   ----------------------------------------
      3401 West End Ave.  Ste 700       3401 West End Ave.  Ste 700
      -------------------------------   ----------------------------------------
      Nashville, TN 37203               Nashville, TN 37203
      -------------------------------   ----------------------------------------

            All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

      10.   Indemnification of Officers, Directors, Employers and Agents.

            The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

      11.   Limitation of Liability.

            To the fullest extent permitted by the Arizona Revised Statutes as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

            EXECUTED this 19th day of September, 1996 by all of the incorporators.

Signed: /s/ Gail H. McKinnon            /s/ Karen H. Abbott
        -----------------------------   ----------------------------------------
        Gail H. McKinnon                Karen H. Abbott
        -----------------------------   ----------------------------------------
              [Print Name Here]                   [Print Name Here]

                  Acceptance of Appointment By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 20th day of September, 1996.


                             Signed /s/ Allan Farnell
                                    --------------------------------------------

                                    Allan Farnell, Asst. Secy.
                                    --------------------------------------------
                                                 [Print Name Here]